UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 1, 2008

HEARTLAND, INC.
(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 4320
Harrogate, TN  37752
 (Address of principal executive offices) (Zip Code)

606-248-7323
 (Registrant’s telephone no., including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Form 8-K is being filed for the purpose of providing the financial statements of the business acquired and pro forma financial information related to the consolidated entity, which are attached under Item 9.01 below..

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities.

Heartland, Inc. is the parent company of Lee Oil Company, Inc. and its subsidiaries (“Lee Oil”), a petroleum distributor operating in the southeastern Kentucky, southwestern Virginia, and northeastern Tennessee.

          As previously reported in Heartland’s Form 8-K filed on October 3, 2008 and in Heartland’s Form 10-Q for the quarter ended September 30, 2008, on October 1, 2008, Heartland entered into and closed a Securities Purchase Agreement (the “Agreement) with Lee Holding Company LP and Gary Lee (“Sellers”) that allowed Heartland to obtain 100% of the outstanding securities in Lee Oil Company, Inc., Lee’s Food Mart, LLC, and Lee Enterprises, Inc. Terry Lee, the company’s Chief Executive Officer and a director, is also the principal partner of Lee Holding Company LP  and Gary Lee is the brother of Terry Lee.

Pursuant to the Agreement, Lee Oil became a fully owned subsidiary of Heartland as of October 1, 2008 and will file consolidated financial statements going forward. For further information on the Purchase Agreement, Completion of Acquisition, the Creation of a Direct Financial Obligation, or the Unregistered Sales of Equity Securities, see the Heartland’s Form 8-K filed on October 3, 2008.

Item 9.01.          Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Lee Oil Company’s audited financial statements with the auditor’s report are attached to this report and are incorporated herein by reference:

• Condensed Consolidated Balance Sheets as of December 31, 2007 and 2006.
• Condensed Consolidated Statements of Operations for years ended December 31, 2007 and 2006.
• Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006.
• Condensed Consolidated Statements in Changes in Stockholders’ Equity for the years ended December 31, 2007 and 2006.
• Notes to Financial Statements

(b)	Pro forma financial information.

Heartland’s unaudited pro forma condensed consolidated financial information:

•     Unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2007 and for the nine months ended September 30, 2008
•     Unaudited pro forma condensed consolidated balance sheet as of December 31, 2007 and September 30, 2008.
•     Notes to Unaudited Pro Forma Financial Statements

 (c)       Shell company transactions.

Not applicable

(d)        Exhibits

Exhibit No.	Description of Exhibit
4.1	Loan Agreement between Heartland, Inc. and Choice Financial Group dated October 1, 2008 (1)
4.2	Promissory Note payable to Choice Financial Group (1)
4.3	Guaranty by Lee Oil Company, Inc., Lee’s Food Mart, LLC, Lee Enterprises, Inc. and Mound Technologies, Inc. in favor of Choice Financial Group (1)
4.4	Form of Pledge Agreement by and between Heartland, Inc. and Choice Financial Group (1)
4.5	Form of Third Party Assignment of leases, Rents and Purchase Agreements (1)
4.6	Form of Third Party Security Agreement (1)
4.7	Third Party Mortgage by Mound Technologies, Inc. in favor of Choice Financial Group (1)
4.8	Third Party Mortgage by Lee’s Food Mart’s LLC in favor of Choice Financial Group (1)
4.9	Third Party Deed of Trust by Lee Oil Company, Inc. in favor of Choice Financial Group (1)
10.1	Securities Purchase Agreement Lee Holding Company LP and Gary Lee and Lee Oil Company, Inc., Lee’s Food Mart, LLC and Lee Enterprises, Inc. dated October 1, 2008 (1)
10.2	Employment, Noncompetition and Nondisclosure Agreement by and between Terry Lee and Heartland, Inc. dated October 1, 2008 (1)
10.3	Promissory Note payable to Lee Holding Company LP (1)
10.4	Promissory Note payable to Gary Lee (1)

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

December 9, 2008	By:	/s/ Mitchell L. Cox
Mitchell Cox
CFO

Exhibit 9.01

Heartland, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements and Footnotes
For the Nine Months Ended September 30, 2008
and the Year Ended December 31, 2007

Introduction

On October 1, 2008, Heartland, Inc. (“Heartland”) obtained 100% ownership in Lee Oil Company, Inc., Lee’s Food Marts, LLC, and Lee Enterprises, Inc. (“Lee Oil”). The closing of the transaction is not expected to result in a gain for tax purposes. The accompanying unaudited pro forma condensed consolidated financial statements assume the formation of the consolidated entity will be recorded using purchase accounting in accordance with SFAS No. 141, “Business Combinations” with Heartland being treated as the acquirer for accounting purposes.

The unaudited pro forma condensed consolidated balance sheet of Heartland at September 30, 2008 assumes the formation of the consolidated entity occurred on September 30, 2008. The unaudited pro forma condensed consolidated statements of income of Heartland for the year ended December 31, 2007 and for the nine months ended September 30, 2008 assume the formation of the consolidated entity occurred on January 1, 2007.

The unaudited pro forma condensed consolidated financial statements and accompanying notes have been prepared in conformity with U.S. generally accepted accounting principles consistent with those used in, and should be read together with, Heartland’s historical consolidated financial statements and related notes included in Heartland’s Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the quarter ended September 30, 2008.

The adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based on currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the formation of the consolidated entity and that the pro forma adjustments in the unaudited pro forma condensed consolidated financial statements give appropriate effect to the assumptions and are applied in conformity with accounting principles generally accepted in the United States.

The unaudited pro forma condensed consolidated financial statements do not purport to present Heartland’s results of operations had the formation of the consolidated entity actually been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial statements do not project Heartland’s results of operations for any future period.

Exhibit 9.01(a)

Lee Oil Company, Inc. and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

Paul D. Harris, CPA
P.O. Box 404, Jonesville, VA  24263
276-346-1972 ~ Fax: 276-346-1769

December 2, 2008

Lee Oil Company, Inc.
P.O. Box 2580
Middlesboro, KY 40965

Board of Directors & Stockholders:

I have audited the accompanying consolidated balances sheets of Lee Oil Company, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of Lee Oil Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lee Oil Company, Inc. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Paul D. Harris

Certified Public Accountant

LEE OIL COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2007	2006

CURRENT ASSETS
Cash	$2,149,788	$2,597,321
Accounts receivable, net	2,590,666	2,064,063
Inventory	1,778,675	1,555,689
Total current assets	6,519,129	6,217,073

PROPERTY, PLANT AND EQUIPMENT, net	4,448,488	4,877,239

OTHER ASSETS
Notes receivable	25,000	18,000
Total other assets	25,000	18,000

TOTAL ASSETS	$10,992,617	$11,112,312

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,380,705	$2,094,895
Current portion of notes payable	904,837	399,902
Refundable security deposits	40,000	40,000
Accrued interest	6,360	6,965
Obligation to related party	11,049	-
Accrued expenses	44,171	46,503
Unearned supplier incentives, current portion	54,565	46,141
Total current liabilities	2,441,687	2,634,406

LONG-TERM OBLIGATIONS
Notes payable, less current portion	3,838,884	4,256,270
Unearned supplier incentives, less current portion	327,388	276,849
Total long term liabilities	4,166,272	4,533,119

STOCKHOLDERS’ EQUITY
Common stock, $100.00 par value 500 shares
authorized; 262 shares issued and outstanding	26,200	26,200
Additional paid-in capital – common stock	32,508	32,508
Retained Earnings	4,325,950	3,886,079
Total stockholders’ equity	4,384,658	3,944,787

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,992,617	$11,112,312

See accompanying notes to the financial statements

LEE OIL COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended
	December 31,
	2007	2006
REVENUE - SALES	$87,412,247	$78,387,244
COSTS AND EXPENSES
Cost of goods sold	80,357,076	71,798,298
Selling, general and administrative expenses	5,159,646	4,900,803
Depreciation and amortization	846,343	857,221
Total Costs and Expenses	86,363,065	77,556,322
NET OPERATING INCOME	1,049,182	830,922

OTHER INCOME (EXPENSE)
Other income	129,749	111,097
Interest expense	(271,952)	(291,826)
Total Other Expense	(142,203)	(180,729)
INCOME FROM OPERATIONS BEFORE INCOME TAXES	906,979	650,193
State income tax, current	(51,418)	(49,895)
Federal income tax, current	(160,000)	(200,484)
NET INCOME	695,561	399,814

See accompanying notes to the financial statements

LEE OILCOMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income from operating activities	$695,561	$399,814

Adjustments to reconcile net income to cash flows provided by operating activities
Depreciation and amortization	846,343	857,221
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(526,603)	47,705
(Increase) in inventory	(222,986)	(213,474)
(Increase) in advances to related parties	(7,000)	-
(Decrease) in accounts payable	(714,190)	(33,738)
(Decrease) increase in accrued interest	(605)	2,816
(Decrease) in accrued expenses	(2,332)	(8,411)
Increase in unearned supplier incentives	58,963	155,832
NET CASH PROVIDED BY OPERATING ACTIVITIES	127,151	1,207,765

CASH FLOWS FROM INVESTING ACTIVITIES
Net payments for property, plant and equipment	(417,595)	(342,494)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (payments toward) notes payable	98,598	(281,711)
Dividends declared and paid	(255,687)	(162,357)
NET CASH USED IN FINANING ACTIVITIES	(157,089)	(444,068)

(DECREASE) INCREASE IN CASH	(447,533)	421,203

CASH, BEGINNING OF PERIOD	2,597,321	2,176,118

CASH, END OF PERIOD	$2,149,788	$2,597,321

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$271,952	$291,826
Taxes paid	$211,418	$250,379

See accompanying notes to the financial statements

LEE OILCOMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended December 31, 2006 and 2007

		Additional
	Common	Paid-In	Retained
	Stock	Capital	Earnings	Total

Balance, December 31, 2005	$26,200	$32,508	$3,648,619	$3,707,327

Net Income			399,814	399,814

Dividends Declared and Paid			(162,357)	(162,357)

Balance, December 31, 2006	26,200	32,508	3,886,076	3,944,784

Net Income			695,561	695,561

Dividends Declared and Paid			(255,687)	(255,687)

Balance, December 31, 2007	$26,200	$32,508	$4,325,950	$4,384,658

See accompanying notes to the financial statements

Lee Oil Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Note A – Summary of Significant Accounting Policies

Basis of Consolidation
The consolidated financial statements include the accounts of Lee Oil Company, Inc. and Lee’s Food Marts, LLC, a wholly owned subsidiary (collectively, the Company). All significant inter-company accounts and transactions have been eliminated in consolidation.

Nature of Operations
The Company distributes petroleum products on both a retail and wholesale basis in the Northeastern Tennessee, Southeastern Kentucky, and Southwestern Virginia area.

Cash and Cash Equivalents
For purposes of classification within the financial statements, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  At December 31, 2007, the Company had approximately $919,697 on deposit with banks in excess of federally insured limits and not otherwise collateralized.

Trade Accounts Receivable
The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral on trade accounts receivable.

Trade accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and writes off all balances that are deemed to be uncollectible. Any account that falls outside of the credit terms specified for that account (normally 30 days) is subject to a finance charge being placed on the account at the end of each month. This process continues until such time as the account is paid or the amount is written off through bad debts.

Estimates are used in determining the allowance for doubtful accounts and are based on historical collection experience and current trends. Management periodically evaluates the standard allowance estimation methodology for appropriateness and modifies as necessary.  The Company’s accounts receivable are written off once the account is deemed to be uncollectible. This typically occurs once we have exhausted all efforts to collect the account, which include collection attempts by our employees and outside collection agencies.

For the periods ending December 31, 2007 and 2006, we have estimated the allowance for bad debts to be $17,191 and $13,981, respectively. The total amount of the accounts receivable which were over 90 days old and being charged a finance charge as of December 31, 2007 and 2006 was $21,543 and $3,186, respectively.

Inventories
Inventories consist primarily of gasoline and diesel fuel. These products are carried at average cost for products stored at the bulk plants and at last cost for products delivered to the retail locations.

Excise Taxes
Products picked up at the terminal may be subject to both federal and state excise taxes.  These taxes along with other taxes placed on the products from various taxing authorities are passed through as separate line item charges in our billing process at the wholesale level and had a carrying value of $124,748 and $132,867 for the periods ending December 31, 2007 and 2006, respectively.

Property and Equipment
Property and equipment are carried at cost. Expenditures for major renewals and betterments that extend the useful lives or property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is provided using the straight-line method at rates based on the following estimated useful lives:

Years
Vehicles	3 - 5
Machinery & Equipment	5 - 7
Furniture & Fixtures	7 - 10
Buildings & Improvements	15 - 40

The following table reflects the carrying values of the significant categories of property and equipment as of December 31:

	2007	2006
Equipment	6,167,910	5,843,903
Buildings	3,074,014	2,941,738
Plant Equipment	414,843	414,843
Other Assets	53,286	192,079
Land	1,240,713	1,190,713
Less: Accumulated
Depreciation	(6,502,278)	(5,706,037)
Totals	4,448,488	4,877,239

Use of Estimates
The preparation of financial statements in accordance with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note B – Notes Receivable

Notes receivable relate to amounts due from related parties or other outside parties and are reported under other assets.  The notes are non-interest bearing.

	2007	2006
$6,500 promissory note from a former customer
with monthly payments until the note is paid in full.	$6,000$	-

$18,000 promissory note from a customer to be repaid
over a four year period, ending September 30, 2008.
Thereafter, any balance remaining will be repaid over
six years ending September 30, 2014.	18,000	18,000

Other notes receivable	1,000	-

Totals è	$25,000	$18,000

Note C – Concentration of Credit Risk

Three customers comprised 24%, 22%, and 11% of trade accounts receivable at December 31, 2007 and 25%, 23%, and 8%, respectively, of trade receivables at December 31, 2006

Note D – Notes Payable

Notes payable consist of long term notes entered into with various financial institutions or outside parties for the purchase of property and equipment with a carrying value of $4,448,488 at December 31, 2007. The assets purchased with these notes serve as collateral for the individual notes. The following tables give the notes and terms along with maturities:

			12/31/07	12/31/06	Maturity
Bank Notes	Rate	Payment	Balance	Balance	Date
First Tennessee – Line of Credit	6.13%	-	500,000	-	-
Commercial Bank – Line of Credit		-	15,320	7,777	-
Ford Motor Credit	0.00%	425.00	-	5,135	12/25/07
Paccar Financing	7.50%	1,531.57	11,913	27,843	09/06/08
Commercial Bank #28594752	6.55%	6,226.73	622,687	661,498	03/24/19
Peoples Community #20586005	5.50%	6,100.00	895,889	918,169	08/01/08
First Tennessee #30029576	5.97%	14,469.87	1,059,513	1,165,318	08/17/15

Third Party Notes
Sam Mars, Jr. - Lee #7	7.0%	1,903.52	86,553	102,718	05/01/12
Sam Mars, Jr. – Lee #16	7.0%	2,793.94	276,105	289,517	05/16/20
Sam Mars, Jr. – Plant	7.0%	2,710.40	241,366	256,418	06/25/18
Mars Properties	6.0%	6,821.04	352,770	411,532	12/25/12
Shoemaker Distributing	6.0%	6,083.49	351,217	447,713	10/01/13
Petro Marketing	6.3%	4,491.20	330,388	362,535	09/30/15

The maturity dates of the above notes over the next five years are as follows:

2007
2008	897,008
2009	402,509
2010	430,464
2011	457,462
2012	472,070
Thereafter	2,084,208
Total Due	4,743,721

For the periods ended December 31, 2007 and 2006, the Company recorded interest expense of $271,952 and $291,826, respectively.

The Company’s president is also the chief executive officer of Commercial Bank, which provides the Company’s line of credit.

Note E – Advertising

Advertising costs are expensed as incurred and totaled $15,237 and $20,616 in 2007 and 2006, respectively.

Note F – Unearned Supplier Incentives

The major oil companies require distributors to upgrade their sites to a new store image from time to time. To induce the distributors to upgrade all the sites and keep them from switching brands within a given amount of time, the major oil suppliers will provide the distributors with upfront funds to help cover some of the expenses in these conversions. This money has to be paid back if the distributor fails to comply with the standards set forth or wishes to switch brands before the agreement has been completed.

The Company has estimated this liability to be $381,953 and $322,990 for the years ending December 31, 2007 and 2006, respectively.

Note G – Leases

The Company has entered into a number of renewable leases that allow it to continue leasing certain pieces of property and/or stores through such time as it may no longer be cost effective to continue the lease or the property is deemed to be worth purchasing.  The Company looks at each lease prior to being renewed to see if any changes need to be made. Normally, these leases are setup for five year terms with the option of renewing for multiple five year terms and would automatically renew if no notification is given by either party. The only change in the renewal would normally be an escalator clause for inflation. We can not predict with certainty the amount of any such adjustment, therefore, the estimated lease payouts over the next five years would be a multiplier of the current year.

For the year ended December 31, 2007, the Company paid $256,212 to outside parties for the lease of certain real property. The Company would expect to pay out the same in each of the next five years for an estimated total of $1,281,059 over the next five years.

Note H – Income Taxes

Prior to January 1, 2007, Lee Enterprises, Inc. elected to be treated as a small business corporation for federal income tax purposes whereby the income and other tax attributes are reported by the individual shareholders rather than by the Company.  Accordingly, no provision was made for federal income tax purposes.  On January 1, 2007, Lee Enterprises, Inc. merged into Lee Food Marts, LLC.

For both 2007 and 2006, Lee Food Marts, LLC (Lee Food) elected to be treated as a partnership for federal income tax purposes.  Accordingly, the taxable income of Lee Food was allocated to the members and no provision for federal income taxes was provided in the accompanying financial statements.

Lee Food merged into Lee Oil Company, Inc. on September 30, 2008.

The following table provides reconciliation between Income from Operations before Income Taxes to taxable income for the Company:

	2007	2006
Income from Operations before Income Taxes	$906,979	$650,193
Less: Income from Lee Enterprises, Inc. operations	(189,741)	(158,651)
Income from Lee Food Mart, LLC operations	(195,809)	(18,949)
Income subject to federal income tax	$521,429	$472,593

Note I – Subsequent Events

All the issued and outstanding stock of the Company was purchased by Heartland, Inc on October 1, 2008. All future financial information for the Company will be consolidated into the Heartland’s financial statements as a wholly owned subsidiary.

Exhibit 9.01(b)

HEARTLAND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
(unaudited)

	December 31, 2007
		Pro Forma Adjustments
	Heartland, Inc.	Lee Oil	Purchase	Heartland, Inc.
	Historical	Historical	Adjustments	Pro Forma
ASSETS

CURRENT ASSETS
Cash	$216,570	$2,149,788	$-	$2,366,358
Accounts receivable, net	3,188,591	2,590,666	-	5,779,257
Costs and estimated earnings in excess of billings	311,899	-	-	311,899
Inventory	904,409	1,778,675	-	2,683,084
Prepaid expenses and other	1,259	-	-	1,259
Total current assets	4,622,728	6,519,129	-	11,141,857

PROPERTY, PLANT AND EQUIPMENT, net	701,168	4,448,488	2,072,351	7,222,007

OTHER ASSETS	426,321	25,000	-	451,321

Total assets	$5,750,217	$10,992,617	$2,072,351	$18,815,185

HEARTLAND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS- continued
(unaudited)

	December 31, 2007
		Pro Forma Adjustments
	Heartland, Inc.	Lee Oil	Purchase	Heartland, Inc.
	Historical	Historical	Adjustments	Pro Forma

CURRENT LIABILITIES
Convertible promissory notes payable	$53,450	$-	$-	$53,450
Current portion of notes payable	24,604	904,837	466,667	1,396,108
Current portion of notes payable to related parties	89,156	-	-	89,156
Refundable customer deposit	-	40,000	-	40,000
Accounts payable	3,172,585	1,380,705	-	4,553,290
Obligations to related parties	12,008	11,049	-	23,057
Current portion of capital lease	8,320	-	-	8,320
Accrued interest	-	6,360	-	6,360
Accrued expenses	-	44,171	-	44,171
Unearned supplier incentives, current portion	-	54,565		54,565
Billings in excess of costs and estimated earnings	195,432	-	-	195,432
Total current liabilities	3,555,555	2,441,687	466,667	6,463,909

LONG-TERM OBLIGATIONS
Notes payable, less current portion	180,799	3,838,884	6,033,333	10,053,016
Notes payable to related parties, less current portion	403,607	-	-	403,607
Capital Lease, less current portion	26,571	-	-	26,571
Unearned supplier incentives, less current portion	-	327,388	-	327,388
Total long term liabilities	610,977	4,166,272	6,033,333	10,810,582

STOCKHOLDERS’ EQUITY
Preferred stockholders' equity	715,937	-	-	715,937
Common stockholders' equity	15,826,356	58,708	441,292	16,326,356
(Accumulated deficit) Retained earnings	(14,958,608)	4,325,950	(4,868,941)	(15,501,599)
Total stockholders’ equity	1,583,685	4,384,658	(4,427,649)	1,540,694

Total Liabilities and Stockholders’ Equity	$5,750,217	$10,992,617	$2,072,351	$18,815,185

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

HEARTLAND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
(unaudited)

	Twelve Months Ended December 31, 2007
		Pro Forma Adjustments
	Heartland, Inc.	Lee Oil	Purchase	Heartland, Inc.
	Historical	Historical	Adjustments	Pro Forma

REVENUE - SALES	$14,112,726	$87,412,247	$-	$101,524,973
COSTS AND EXPENSES
Cost of goods sold	12,641,424	80,357,076	-	92,998,500
Selling, general and administrative expenses	2,419,976	5,159,646	-	7,579,622
Depreciation and amortization	67,557	846,343	-	913,900
Total Costs and Expenses	15,128,957	86,363,065	-	101,492,022
NET OPERATING INCOME (LOSS)	(1,016,231)	1,049,182	-	32,951
OTHER INCOME (EXPENSE)
Other income	224,666	129,749	-	354,415
Gain (loss) on disposal of property, plant and equipment	32,763	-	-	32,763
Interest expense	(117,744)	(271,952)	-	(389,696)
Total Other Income (Expense)	139,685	(142,203)	-	(2,518)
INCOME (LOSS) BEFORE INCOME TAXES	(876,546)	906,979	-	30,433
Federal Income Tax, current	-	(160,000)	-	(160,000)
State Income Tax, current	-	(51,418)	-	(51,418)
NET INCOME	(876,546)	695,561	-	(180,985)
LESS: Preferred Dividends	(162,286)	-	-	(162,286)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(1,038,832)	$695,561	$-	$(343,271)

EARNINGS (LOSS) PER COMMON SHARE	$(0.029)	$2,654.813	$-	$(0.009)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

HEARTLAND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
(unaudited)

	September 30, 2008
		Pro Forma Adjustments
	Heartland, Inc.	Lee Oil	Purchase	Heartland, Inc.
	Historical	Historical	Adjustments	Pro Forma
ASSETS

CURRENT ASSETS
Cash	$856,564	$2,099,687	$-	$2,956,251
Accounts receivable, net	3,341,634	4,215,880	-	7,557,514
Costs and estimated earnings in excess of billings	298,743	-	-	298,743
Inventory	1,549,011	2,030,018	-	3,579,029
Prepaid expenses and other	24,020	2,088	-	26,108
Total current assets	6,069,972	8,347,673	-	14,417,645

PROPERTY, PLANT AND EQUIPMENT, net	1,985,236	4,846,824	2,072,351	8,904,411

OTHER ASSETS	-	20,826	-	20,826

Total assets	$8,055,208	$13,215,323	$2,072,351	$23,342,882

HEARTLAND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS - continued
(unaudited)

	September 30, 2008
		Pro Forma Adjustments
	Heartland, Inc.	Lee Oil	Purchase	Heartland, Inc.
	Historical	Historical	Adjustments	Pro Forma

CURRENT LIABILITIES
Convertible promissory notes payable	$12,450	$-	$-	$12,450
Current portion of notes payable	134,660	882,314	466,667	1,483,641
Current portion of notes payable to related parties	72,622	-	-	72,622
Refundable customer deposit	-	10,000	-	10,000
Accounts payable	2,128,046	2,529,895	-	4,657,941
Obligations to related parties	12,008	-	-	12,008
Accrued payroll and related taxes	264,341	-	-	264,341
Accrued interest	113,928	6,360	-	120,288
Accrued expenses	295,138	126,686	-	421,824
Unearned supplier incentives, current portion	-	57,656		57,656
Billings in excess of costs and estimated earnings	316,825	-	-	316,825
Total current liabilities	3,350,018	3,612,911	466,667	7,429,596

LONG-TERM OBLIGATIONS
Notes payable, less current portion	929,914	4,328,828	6,033,333	11,292,075
Notes payable to related parties, less current portion	345,296	-	-	345,296
Unearned supplier incentives, less current portion	-	345,935	-	345,935
Total long term liabilities	1,275,210	4,686,763	6,033,333	11,983,306

STOCKHOLDERS’ EQUITY
Preferred stockholders' equity	715,937	-	-	715,937
Common stockholders' equity	16,322,835	58,708	441,292	16,822,835
(Accumulated deficit) Retained earnings	(13,608,792)	4,868,941	(4,868,941)	(13,608,792)
Total stockholders’ equity	3,429,980	4,927,,649	(4,427,649)	3,929,980

Total Liabilities and Stockholders’ Equity	$8,055,208	$13,256,539	$2,072,351	$23,342,882

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

HEARTLAND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
(unaudited)

	Nine Months Ended September 30, 2008
		Pro Forma Adjustments
	Heartland, Inc.	Lee Oil	Purchase	Heartland, Inc.
	Historical	Historical	Adjustments	Pro Forma

REVENUE - SALES	$15,684,082	$94,062,947	$-	$109,747,029
COSTS AND EXPENSES
Cost of goods sold	12,908,296	87,713,803	-	100,622,099
Selling, general and administrative expenses	1,248,433	4,639,524	-	5,887,957
Depreciation and amortization	89,953	587,589	-	677,542
Total Costs and Expenses	14,246,682	92,940,916	-	107,187,598
NET OPERATING INCOME (LOSS)	1,437,400	1,122,031	-	2,559,431
OTHER INCOME (EXPENSE)
Other income	7,988	70,898	-	78,886
Gain (loss) on disposal of property, plant and equipment	-	-	-	-
Interest expense	(57,669)	(228,377)	-	(286,046)
Total Other Income (Expense)	(49,681)	(157,479)	-	(207,160)
INCOME (LOSS) BEFORE INCOME TAXES	1,387,719	964,552	-	2,352,271
Federal Income Tax, current	-	(152,164)	-	(152,164)
State Income Tax, current	-	(44,089)	-	(44,089)
NET INCOME	1,387,719	768,299	-	2,156,018
LESS: Preferred Dividends	(44,438)	-	-	(44,438)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,343,281	$768,299	$-	$2,111,580

EARNINGS PER COMMON SHARE	$0.036	$2,932.439	$-	$0.053

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Heartland, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

The historical financial information for the year ended December 31, 2007 is derived from and should be read in conjunction with the audited historical consolidated financial statements of Heartland, Inc. (“Heartland”). The historical financial information for the nine months ended September 30, 2008 and at September 30, 2008 is derived from and should be read in conjunction with the unaudited historical condensed consolidated financial statements of Heartland. The pro forma adjustments have been prepared as if certain transactions to be effected at the closing of this transaction had taken place on September 30, 2008, in the case of the balance sheet, or as of January 1, 2007, in the case of the statements of income for the year ended December 31, 2007 and the nine months ended September 30, 2008. These transactions include presenting Heartland’s interest in Lee Oil Company, Inc. and subsidiaries (“Lee Oil”) using the cost method of accounting.

2.	Summary of Significant Accounting Policies

The accounting policies followed in preparing the unaudited pro forma consolidated financial statements are those used by Heartland as set forth in its historical consolidated financial statements contained in its Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the quarter ended September 30, 2008.

3.	Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following:

•	Reflects Heartland’s 100% interest in the pro forma earnings of Lee Oil for the year ended December 31, 2007 and the nine months ended September 30, 2008.
•
Reflects the reclassification of the equity shown on Lee Oil’s balance sheet as of October 1, 2008 and the obligations arising from the October 1, 2008 acquisition being shown on the balance sheet for the year ended December 31, 2007 and the nine months ended September 30, 2008.

•
Reflects the issuance of the 2,500,000 common shares of Heartland common stock and the cancellation of the 262 shares of Lee Oil stock. The weighted average number of shares for the year ended December 31, 2007 and the nine months ended September 30, 2008 would have been 37,723,242 and 39,517,016 respectively.

•	The pro forma earnings for the year ended December 31, 2007 and the nine months ended September 30, 2008 do not reflect any interest expense relating to creation of the direct financial obligation.
•
The pro forma earnings for the year ended December 31, 2007 and the nine months ended September 30, 2008 do not reflect any amortization expense relating to the difference in fair market value and book value as of October 1, 2008.

4.	Commitments and Contingencies

Commitments and contingencies of Heartland are set out in the audited historical consolidated financial statements for the year ended December 31, 2007 and the unaudited condensed consolidated financial statements for the nine months ended September 30, 2008 contained in Heartland’s Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the quarter ended September 30, 2008. Commitments and Contingencies relating to the October 1, 2008 acquisition are set out in Heartland’s Form 8-K filed on October 3, 2008 and will be presented with future filings.